SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934

     Filed by the registrant /X/

     Filed by a party other than the registrant /_/

     Check the appropriate box:

     /_/  Preliminary proxy statement

     /X/  Definitive proxy statement

     /_/  Definitive additional materials

     /_/  Soliciting material pursuant to Rule 14a-11(c) or Rule
          14a-12

               CONTINENTAL HEALTH AFFILIATES, INC.
        (Name of Registrant as Specified in Its Charter)

                           Registrant
           (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
          or 14a-6(j)(2).

     /_/ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     /_/  Fee computed on table below per Exchange Act Rules
	  14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
          Rule 0-11:<F1>

     (4)  Proposed maximum aggregate value of transaction:

     /_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule or registration statement no.:

     (3)  Filing party:

     (4)  Date filed:
----------------
[FN]

<F1> Set forth the amount on which the filing fee is calculated and state how it was determined.

               CONTINENTAL HEALTH AFFILIATES, INC.

                        910 SYLVAN AVENUE
               ENGLEWOOD CLIFFS, NEW JERSEY  07632
                       -------------------

            Notice of Annual Meeting of Stockholders

                        November 14, 1995
                       -------------------


To the Stockholders of CONTINENTAL HEALTH AFFILIATES, INC.

          Notice is hereby given that the Annual Meeting of Stockholders of Continental Health Affiliates, Inc., will be held at the RIHGA Royal Hotel, 151 West 54th Street, New York, New York, on November 14, 1995 at 10 A.M., for the following purposes:

          1.   To elect six directors for the ensuing year.

          2. To transact such other business as may properly come before the meeting.

          Only stockholders of record at the close of business on October 2, 1995 will be entitled to notice of or to vote at the meeting or any adjournments of the meeting. The Company's transfer books will not be closed.

          IF YOU DO NOT INTEND TO BE PRESENT IN PERSON AT THE
MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.  IF
YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE
USED.


                               By Order of the Board of Directors


                                                 ISRAEL INGBERMAN
                                                        Secretary


October 10, 1995

                         PROXY STATEMENT
                        -----------------

               CONTINENTAL HEALTH AFFILIATES, INC.


     The accompanying Proxy is solicited by the Board of Directors of Continental Health Affiliates, Inc. (the "Company"). All shares represented by proxies will be voted in the manner designated. If no designation is made on a proxy, it will be voted for the election of the six directors named below. THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE BEING MAILED TO THE COMPANY'S STOCKHOLDERS ON OR ABOUT OCTOBER 10, 1995.


                           REVOCATION

     Execution and delivery of the enclosed proxy will not affect the right of any person to attend the meeting and vote in person. Any stockholder who gives a proxy has the power to revoke it at any time before it is voted by delivery of a written instrument of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, 910 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, or at the meeting. The presence of a stockholder at the meeting will not operate to revoke a proxy, but the casting of a ballot by a stockholder who is present at the meeting will revoke a proxy as to the matter on which the ballot is cast.


                      SOLICITATION EXPENSES

     The Company will bear the cost of soliciting proxies. Proxies are being solicited by mail and, in addition, directors, officers and employees of the Company may solicit proxies personally or by telephone or telegraph. The Company will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy material to their principals.


                        VOTING SECURITIES

     Only stockholders of record at the close of business on October 2, 1995 will be entitled to vote at the meeting. The outstanding voting securities of the Company on that date were 7,830,059 shares of Common Stock. Each of the outstanding shares is entitled to one vote. Jack Rosen, Joseph Rosen and Israel Ingberman, who together own 34.0% of the Common Stock (including stock held by their wives as custodians for their children and by one of their children), intend to vote for the election to the Board of Directors of all the nominees named in the section of this Proxy Statement captioned "Election of Directors."

                     PRINCIPAL STOCKHOLDERS

     The following table contains information concerning the ownership of the Company's voting securities on October 2, 1995 by the only persons who owned of record or, insofar as the Company is aware, owned beneficially more than 5% of any class of the Company's voting securities:




                	Name and Address     	Amount and Nature of  	Percent
Title of Class  	Of Beneficial Owner  	Beneficial Ownership  	of Class

Common Stock    	Colonial Management 	    530,000 shares         6.8%
	                Associates, Inc.
        	        1 Financial Center
                	Boston, MA  02111

Common Stock    	Israel Ingberman     	    886,072 shares        11.3%
                	910 Sylvan Avenue
                	Englewood Cliffs, NJ  07632

Common Stock    	Michael S. Klein     	    939,160 shares        12.0%
                	100 Shoreline Highway
                	Building A
                	Suite 190
                	Mill Valley, CA  94941

Common Stock    	Jack Rosen           	  1,386,076 shares <F1>   16.6%
                	910 Sylvan Avenue
                	Englewood Cliffs, NJ  07632

Common Stock    	Joseph Rosen         	    893,577 shares        11.4%
                	910 Sylvan Avenue
                	Englewood Cliffs, NJ  07632

Common Stock    	Andrew J. McLaughlin, Jr. 1,869,000 shares<F2>    20.0%
                	61 Broadway
                	New York, NY 10006


----------------

<F1> Includes 500,000 shares of Common Stock issuable to Mr.
     Rosen on exercise of outstanding stock options.
<F2> Includes 1,532,000 shares issuable on conversion of convertible notes and 145,000 shares held in a profit sharing trust for the account of Mr. McLaughlin.

     As of October 2, 1995, the Company's directors, its chief executive officer, its other executive officers whose cash compensation exceeded $100,000 during 1994, and all its officers and directors as a group, beneficially owned the following numbers of shares of voting securities of the Company:



                  Name of         	  Amount and Nature of   Percent
Title of Class    Beneficial Owner  	Beneficial Ownership     of Class


Common Stock      Israel Ingberman  	  886,072 shares         11.3%

Common Stock      Jack Rosen        	1,386,076 shares<F1>     16.6%

Common Stock      Joseph Rosen      	  893,577 shares         11.4%

Common Stock      Bruce Slovin      	   92,500 shares <F1>     1.2%

Common Stock      Joseph M. Giglio  	   95,517 shares <F1>     1.2%

Common Stock      Carl D. Glickman  	   75,000 shares <F1>     <F2>

Common Stock      Richard S. Gordon 	    5,000 shares <F1>     <F2>

Common Stock      Gary Finkel       	   14,500 shares <F1>     <F2>

Common Stock      Benjamin Geizhals 	   10,000 shares <F1>     <F2>

Common Stock      All directors and 	3,458,242 shares <F1>    40.2%
                  executive officers
                  as a group (9 persons)

-------------------

<F1> Includes shares of Common Stock issuable on exercise of outstanding stock options as follows: Mr. Rosen 500,000 shares; Mr. Giglio, 85,000 shares; Mr. Glickman, 75,000 shares; Mr. Slovin, 85,000 shares; Mr. Geizhals, 10,000 shares; Mr. Finkel, 14,500 shares; Mr. Gordon, 5,000 shares; all directors and executive officers as a group, 774,500 shares.
<F2> Less than 1%.


     On October 2, 1995, Cede & Co. owned of record 4,787,736 shares of the Company's Common Stock, constituting 61% of the outstanding Common Stock. The Company understands those shares were held beneficially for members of the New York Stock Exchange, some of whom may in turn have been holding shares beneficially for customers.

                      ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

     It is the intention of the people named in the accompanying proxy to vote for the following people as directors of the Company (except as otherwise directed in proxies which are submitted), to hold office until the next annual meeting of stockholders and until their successors are elected and qualify:

                                              Served on
                                            the Board of
                                              Directors
    Name                      Age               Since
    -----                    -----         --------------

Jack Rosen . . . . . . . . .   49               1981
Joseph Rosen . . . . . . . .   44               1981
Israel Ingberman . . . . . .   49               1981
Joseph Giglio. . . . . . . .   54               1981
Bruce Slovin . . . . . . . .   59               1988
Carl D. Glickman . . . . . .   69               1989


     Jack Rosen has served as the chief executive officer (the President or Chairman of the Board) and as a Director of the Company since its incorporation in 1981 and of its subsidiaries from their respective dates of incorporation, the first of which was in 1976. Mr. Rosen is also the Chairman of the Board and President of Hazel Bishop International, a cosmetics manufacturer, the President and a Director of CompreMedx Corporation, formerly known as CompreMedx Cancer Centers Corporation ("CompreMedx"), an 89.1%-owned subsidiary of the Company, and the Chairman of the Board of Directors and Chief Executive Officer of Infu-Tech, Inc. ("Infu-Tech"), a 59% owned subsidiary of the Company. He first became involved in the health care field in September 1971 when he became a director of Garden State Health Care Center of East Orange, New
Jersey. He is actively engaged, together with Joseph Rosen and Israel Ingberman, who are officers and directors, and along with Jack Rosen, are the three principal stockholders of the Company
(the "Principal Stockholders"), in a variety of enterprises, including nursing home ownership and management, real estate development and hotel ownership (the "Rosen-Ingberman
Enterprises").  Jack Rosen is the brother of Joseph Rosen.

     Joseph Rosen has served as a Vice President and as a Director of the Company since its incorporation in 1981 and as a director and officer of all its subsidiaries (including CompreMedx and Infu-Tech) from their respective dates of incorporation. He became an Assistant Secretary of the Company in March 1983. He first became involved in the health care field in October 1974 with the organization of Jayber Inc., which operates a nursing home in West Orange, New Jersey and now is a subsidiary of the Company. He is actively engaged, together with the other Principal Stockholders, in the Rosen-Ingberman Enterprises. He is the brother of Jack
Rosen.

     Israel Ingberman has served as Secretary, Treasurer and as a Director of the Company since its incorporation in 1981 and as a director and officer of all its subsidiaries (including CompreMedx and Infu-Tech) from their respective dates of incorporation. He first became involved in the health care field in October 1974 with the organization of Jayber Inc. He is actively engaged, together with the other Principal Stockholders, in the Rosen-Ingberman Enterprises.

     Joseph M. Giglio has been a director of the Company since January 1983 and is also a Director of Infu-Tech. Since December 1993, he has been serving as the Chairman of Apogee Research, Inc., an infrastructure consulting firm. From December 1993 until August 1994 he was the Senior Advisor to the First Southwest Company.
From April 1992 to November 1993, he was an Executive Vice President of Smith Barney & Co. From June 1991 to April 1992, he was a Managing Director of that firm. From January 1990 to June 1991, he was the President of Chase Municipal Securities, Inc., an affiliate of The Chase Manhattan Bank, N.A. From August 1988 through December 1989, Mr. Giglio was a Senior Vice President at Chase Securities, Inc. in the Municipal Finance Division. For more than five years prior to joining Chase, Mr. Giglio was the Senior Managing Director of the Public Finance Department at Bear Stearns & Co., Inc. Mr. Giglio served as Chairman of the National Council on Public Works Improvement, which released its final report, "Fragile Foundation," in February 1988. Mr. Giglio chaired the U.S. Senate Budget Committee's Private Sector Advisory Panel on Infrastructure Financing. He serves on the boards of directors of Small Business Foundation of America, Inc.; The Hudson Institute; and Empire Blue Cross/Blue Shield. Mr. Giglio has served as an Associate Professor of Finance at New York University. He is a graduate of Rutgers University, and holds a Master of Public Administration degree from New York University and a Master's degree in Business from Columbia University.

     Carl D. Glickman has been a director of the Company since August 1989 and is also a Director of Infu-Tech. Since 1953, he has been the president of The Glickman Organization, a real estate ownership and management company. In addition, Mr. Glickman is a director of Andal Corporation (a diversified manufacturing company), Bear Stearns Companies, Inc. (an investment banking company), Custodial Trust Company (a New Jersey bank), Jerusalem Economic Corporation (an Israeli real estate company), Alliance Tyre and Rubber Co. (an Israeli tire manufacturer), Franklin Holdings, Inc. (an investment company), Lexington Corporate Properties, Inc. (a real estate investment trust), Modern Video Co. (a motion picture production company) and Office Max, Inc. (an office supply retailer).

     Bruce Slovin has been a Director of the Company since June 1988 and is also a Director of Infu-Tech. Mr. Slovin is a graduate of Harvard Law School and Cornell University. Since 1985, he has been president and a director of Revlon Group Incorporated, an industrial products holding company. Since 1980, he has been president and a director of MacAndrews & Forbes Group, Inc., an industrial holding company. In addition, Mr. Slovin is a director of Andrews Group Incorporated (a publishing and entertainment company), Power Control Technologies, Inc. (a manufacturer of aerospace components), Cantel Industries, Inc. (a distributor of furniture and medical equipment) and The Coleman Company, Inc. (an outdoor recreational equipment manufacturer).

VOTE REQUIRED

     The election of a director requires a plurality of the votes cast for the position on the Board of Directors. Because no minimum vote is required, shares which are present at the meeting but are not voted (whether due to abstentions or otherwise) will not directly affect the outcome of the election.


                     EXECUTIVE COMPENSATION

     The following table sets forth the compensation received during each of the three years ended December 31, 1994, by the Company's chief executive officer and its other executive officers whose cash compensation exceeded $100,000:

                   SUMMARY COMPENSATION TABLE


                                  Annual Compensation


                                                       	    Other
                                                            Annual
Name and Principal              Salary          Bonus       Compensation
Position              Year      ($)             ($)         ($)

Jack Rosen, Chairman, 1994      300,000<F1>
  President and Chief 1993      300,000<F1>     None           None
  Executive Officer   1992      300,000<F1>

Richard S. Gordon,    1994<F2>  99,920<F1>      37,154<F1>
  Executive Vice      1993          --          --             None
  President           1992          --          --

Benjamin Geizhals,    1994      130,000
  Vice President      1993      130,000         None           None
                      1992      130,000

Gary Finkel,          1994      120,000         --
  Vice President      1993      115,125         5,000          None
                      1992      110,250         --

Israel Ingberman,     1994      149,846
  Secretary           1993       25,000         None           None
                      1992       25,000



                           Long-Term Compensation

                       Awards                  Payouts

Restricted                                                   All
Stock          Options/            LTIP                      Other
Award(s)       SARs                Payouts                   Compensation
($)            (#)                 ($)                       ($)


None           None                None                        None


               5,000
None           --                  None                        None
               --

               2,000
None           --                  None                        None
               --

               5,000
None           --                  None                        None
               --


None           None                None                        None


<FN1>     Includes compensation paid by Infu-Tech.
<FN2>     For the period since Mr. Gordon became employed by the
          Company and Infu-Tech in March 1994. Mr. Gordon became an officer of the Company in August 1994.

DIRECTORS' COMPENSATION

     During 1994, the directors waived directors' fees (which, prior to 1993, had been paid to directors who were not employees at the rate of $10,000 plus $500 for each directors' meeting attended). In recognition of this, and the waiver of fees for 1995, in January 1995, each director who was not an officer of the Company was granted an option under the Company's 1989 Key Employees and Key Personnel Plan to purchase 20,000 shares of Common Stock.

OPTIONS

     The following table sets forth certain information with regard to options granted during 1994 to the Company's chief executive officer and its other executive officers whose cash compensation exceeded $100,000:


               OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                   Individual Grants

                                   Percent
                                   of Total
                                   Options/
                     Number of     SARs
                     Securities    Granted				Potential Realizable Value at
                     underlying    to         Exercise			Assumed Annual Rates of
                     options/      Employees  or Base			Stock Price Appreciation For
                     SARs          in Fiscal  Price      Expiration   	Option Term
Name                 Granted (#)   Year (%)   ($/Sh)     Date		    5%           10%$

Jack Rosen           500,000       95         1.00       1/27/01	 $703,550	$974,359

Richard S. Gordon    5,000         1.0        1.03       8/19/04	    8,144	  12,969

Benjamin Geizhals    2,000         0.4        1.00       5/4/04		    3,258	   5,187

Gary S. Finkel       5,000         1.0        1.00       5/4/04		    8,144	  12,969

Israel Ingberman     0             0          --         --		     --             --

<TABLE/>

          The following table sets forth certain information with regard to exercises of options and SARs during 1994 and options and SARs held at December 31, 1994.


       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
              AND FISCAL YEAR-END OPTION/SAR VALUES


								Number of Securities	Value of Unexercised
								Underlying Unexercised	   in-the-Money
								     Options/SARs	   Options/SARs
								 at Fiscal Year-End*	at Fiscal Year End
								        (#)                    ($)**

                         Shares              Value
                         Acquired on         Realized		Exercisable(E)/		  Exercisable(E)/
Name                     Exercise (#)        ($)		Unexercisable(U)	  Unexercisable(U)

Jack Rosen               --                  --			500,000(E)		     $187,500(E)
								      0(U)	                    0(U)

Richard S. Gordon        --                  --			      0(E)                          0(E)
						     		  5,000(U)	                1,725(U)

Benjamin Geizhals        --                  --		         10,000(E)                      5,625(E)
								      0(U)	                    0(U)

Gary Finkel              --                  --		         14,000(E)		       10,688(E)
								      0(U)			    0(U)

Israel Ingberman         --                  --			      0(E)			    0(E)
								      0(U)        		    0(U)


[FN]

<F1> The Corporation has not granted any SARs.
<F2> Based upon the amount by which the high bid price of the
     Company's Common Stock on December 30, 1994 ($1.375 per share) exceeded the exercise price of the options.

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company does not have a Compensation Committee. Salaries of its senior executive officers, other than its Chairman of the Board, are set by the Chairman of the Board. The salary of the Chairman of the Board is approved by the Board of Directors. Jack Rosen, who is Chairman of the Board, and Joseph Rosen (Jack Rosen's brother) and Israel Ingberman (the third of the Principal Stockholders), both of whom are officers of the Company, are members of the Board of Directors and participate in its deliberations.

     Transactions between the Company and members of its Board of Directors during 1994 were as follows:

     The Company is occupying approximately 15,300 square feet of office space (including 7,400 square feet leased by Infu-Tech) in an office building in Englewood Cliffs, New Jersey which is owned by the Principal Stockholders. The rent expense is $26,120 per month. The Company believes the terms on which it is occupying this space are more favorable to it than the terms on which it could rent a similar amount of comparable space from an unaffiliated person.

     Early in 1990 a dispute over management fees between the Company and three nursing homes owned by the Principal Stockholders was resolved by the nursing homes' agreeing to pay a total of $1,940,000 in satisfaction of all their December 31, 1989 obligations to the Company. In early 1992, the settlement agreement between the Company and the three nursing homes was modified to provide that the then-existing balance of $1,046,000 would be paid in sixteen equal quarterly payments of $76,000 each (which included interest at 7 1/2% and principal) beginning June 15, 1992 and continuing through March 15, 1996. The balances remaining on the modified settlement agreement at December 31, 1994 and 1993 (including accrued interest due to payment delinquencies) were $839,000 and $783,000. In January 1995 the settlement agreement was further modified to provide for a $227,000 principal and interest payment to be made on or before March 30,1995 and the remaining balance of $626,000 to be paid in twelve equal quarterly installments of $60,000 each (including interest at 8 1/2%) beginning July 1, 1995 and continuing through March 31, 1998.
At October 16, 1995, the nursing homes had made the payments due through July 1, 1995.

     A subsidiary of the Company which owns and operates a nursing home in Atlantic City, New Jersey has for several years moved residents of the subsidiary's nursing home to one of the Principal Stockholders' nursing homes during hurricanes or serious storms. During 1994, the subsidiary paid the Principal Stockholders' nursing home a total of $27,000 for lodging residents of the subsidiary's nursing home during storms. The Company believes the amounts charged by the Principal Stockholders' nursing home were at least as low as what would have been charged by comparable nursing homes in the area owned by unaffiliated persons.

     At December 31, 1994, the Company was owed a total of $180,000 from two entities owned by the Principal Stockholders resulting from loans to the entities from various corporations which now are subsidiaries of the Company, but which were not owned by the

Company when the loans were made. The Company is also owed $20,000 for health insurance premiums and other charges with regard to nursing homes owned by the Principal Stockholders.

     In December 1993, the Company, four nursing homes owned or operated by the Company and three nursing homes partly owned by the Principal Stockholders received document subpoenas. At the Company's request, one law firm represented both the Company and the non-Company nursing homes with regard to the subpoenas. The law firm billed the Company a total of $87,520 for services related to the subpoenas, including $71,045 regarding the non-Company nursing homes. There also were substantial disbursements related to production of the subpoenaed documents, most of which were allocable to the non-Company nursing homes. In December 1994, the law firm agreed to give the Company an approximately 15% discount with regard to several years' unpaid fees, including those relating to the nursing home subpoenas, if the Company met a payment schedule which contemplated payment of the full discounted amount by June 30, 1995. By September 30, 1995, the Company still had not made some of the discounted payment, in part because the non-Company nursing homes had failed to pay, or arrange to reimburse the Company for, $37,500 of the sum allocable to them.

     During 1994, the Company (including its Infu-Tech subsidiary) was charged $89,000 by a corporation owned by Jack Rosen for use of an airplane owned by that corporation. The Company believes the rates it was charged for use of that airplane were lower than those which would have been available from an independent charter company for use of a similar airplane.

     In November 1993, as part of a financial restructuring, the Company offered to exchange 530 shares of its Common Stock for each $1,000 principal amount of its 14-1/8% Subordinated Debentures due 1996 ("Subordinated Debentures"). In response to this offer, The 1965 Trust, of which Carl D. Glickman, a director of the Company and of Infu-Tech is the sole trustee, tendered $1,774,000 principal amount of Subordinated Debentures, which it had purchased on October 12, 1993 for $709,600 (40% of their principal amount) and received in exchange 940,220 shares of the Company's Common Stock. Prior to the purchase of the Subordinated Debentures, the Board of Directors had been informed of the proposed purchase and had determined that the Company would not at that time be able to purchase the Subordinated Debentures for the price at which they were being made available to The 1965 Trust. The day after it purchased the Subordinated Debentures, The 1965 Trust gave the Company the option, exercisable until October 12, 1994, to purchase 939,160 of the shares it would receive in exchange for the Subordinated Debentures for $779,680 (which was 110% of the amount The 1965 Trust paid for the Subordinated Debentures). The option expired without being exercised.


        REPORT ON COMPENSATION BY THE BOARD OF DIRECTORS

     The Company does not have a Compensation Committee. Executive officers have been hired by the chief executive officer. Because of the level of compensation of the executive officers (no executive officer other than the chief executive officer received salary and bonus totaling as much as $150,000 during 1994), the compensation of the executive officers other than the chief executive officer himself has been set by the chief executive officer without consultation with, or action by, the Board of Directors or any committee of the Board of Directors.

     Stock options have been granted by a committee of the Company's Board of Directors, of which the chief executive officer is a member, in accordance with recommendations by the chief executive officer. A total of 26,250 stock options were granted in 1994 to persons other than the chief executive officer. These options were granted to provide the officers to whom they were granted with incentives related to the performance of the Company's stock.

     The chief executive officer's salary has been fixed at $300,000 per year since 1988. From the time when the chief executive officer's salary was fixed at $300,000 per year until April 1995, there was no annual or other periodic review of the chief executive officer's compensation.

     In January 1994, the Chief Executive Officer was granted a seven-year option to purchase 500,000 shares of the Company's Common Stock for $1 per share. This option was proposed by the non-employee directors of the Company in recognition that a 1993 financial restructuring of the Company, which included the issuance of common and preferred stock in exchange for debt, had substantially reduced the percentage of the Company's stock owned by the chief executive officer. These directors felt that, in view of the substantial effort that restructuring required, and the substantial benefit to the Company from the restructuring, it would be appropriate to give the chief executive officer an option which, if exercised, would restore the chief executive officer's stock ownership to approximately the same percentage of the outstanding Common Stock that he owned before the restructuring (approximately 16%).

     During 1992, in anticipation of a public offering of stock of Infu-Tech, Inc. which reduced the Company's ownership of Infu-Tech from 100% to 58%, it was decided that Infu-Tech would pay the chief executive officer $100,000 per year for acting as chief executive officer of Infu-Tech, and that his salary from the Company would be reduced by that amount. This allocation of the chief executive officer's salary between the Company and Infu-Tech was approved by the Board of Directors of Infu-Tech, which at the time consisted of the chief executive officer of the Company and the other two Principal Stockholders (one of whom is the chief executive officer's brother). At the time the Board of Directors of the Company voted to approve the public offering of Infu-Tech stock, it was aware that the chief executive officer's total compensation from the Company and Infu-Tech would remain at $300,000 per year, with $200,000 paid by the Company and $100,000 paid by Infu-Tech. Although the Board of Directors of the Company was not asked to take action with regard to this arrangement, it did not object to it.

          JOSEPH GIGLIO       CARL GLICKMAN
          ISRAEL INGBERMAN    JACK ROSEN
          JOSEPH ROSEN        BRUCE SLOVIN

                  BOARD MEETINGS AND COMMITTEES

     The Company's Board of Directors met three times during 1994. All the directors attended all of these meetings, except Mr. Giglio, who attended one meeting. The Company has an Audit Committee consisting of Joseph Giglio, Carl D. Glickman and Bruce Slovin. The principal functions of this Committee are reviewing the arrangements for and scope of the engagement of the Company's independent auditors and reviewing with those auditors any concerns they may have about the Company's financial reporting or internal controls. The Audit Committee met once during 1994. All members, except Mr. Giglio, attended the meeting of the Audit Committee. There also is a subcommittee of the Board of Directors which considers and grants stock options, consisting of Jack Rosen, Joseph Rosen and Israel Ingberman. The subcommittee informally met several times in 1994. No formal meetings were held by the subcommittee. All members of the subcommittee attended all the informal meetings. The Company does not have a Compensation Committee.


                      CERTAIN TRANSACTIONS

     Transactions between the Company and members of its Board of Directors are described under "Compensation Committee Interlocks and Insider Participation."


         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
  Among Continental Health Affiliates, Dow Jones Equity Market Index
            and Dow Jones Health Care Providers Index
                Calendar Years Ended December 31

    Scaled to represent $100 investments in initial year with dividends invested over period.

                    (Line graph omitted in EDGAR filing)

                                     1989    1990     1991     1992     1993    1994
____________________________________________________________________________________
Continental Health Affiliates         100       7       26       43       30      48
Dow Jones Equity Market Index         100      96      127      138      152     153
Dow Jones Health Care Providers       100     107      118      124      194     212



     The Health Care Providers Index is made up of companies who are operators of hospitals, nursing and convalescent homes, long-term care facilities and in-home health services.

                        FILING OF REPORTS

     To the best of the Company's knowledge, no director, officer, or beneficial owner of more than 10% of the Company's stock failed to file on a timely basis reports required by Sec. 16(a) of the Securities and Exchange Act of 1934, as amended, during the year ended December 31, 1994.


                     INDEPENDENT ACCOUNTANTS

     KPMG Peat Marwick audited the accounts of the Company for 1994. In connection with a financing, it is auditing the Company's accounts at June 30, 1995. The Company is considering changing its fiscal year to end on June 30, in which case the audit by KPMG Peat Marwick will be the audit of the Company's accounts for 1995. The Company has not yet determined who will audit its accounts for 1995 if it does not change its fiscal year.

     A representative of KPMG Peat Marwick is expected to be present at the stockholders meeting, will be given an opportunity to make a statement if so desired and will be available to respond to appropriate questions.


                          OTHER MATTERS

     The management knows of no matters other than the ones described above which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the people voting the management proxies will vote them in accordance with their best judgment.


        STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Stockholder proposals intended to be presented at the 1996 Annual Meeting must be received not later than January 31, 1996. Proposals should be addressed to the Secretary of the Company, 910 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 and should be sent Certified Mail-Return Receipt Requested.


                         By order of the Board of Directors


                         ISRAEL INGBERMAN
                         Secretary

CONTINENTAL HEALTH AFFILIATES, INC.          PROXY

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned stockholder of CONTINENTAL HEALTH AFFILIATES, INC., hereby appoints JACK ROSEN, JOSEPH ROSEN and ISRAEL INGBERMAN, or any of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of Stockholders of CONTINENTAL HEALTH AFFILIATES, INC., to be held on November 14, 1995, and at any and all adjournments of that meeting, and there to act for the undersigned and vote all shares of stock of CONTINENTAL HEALTH AFFILIATES, INC. standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at the meeting, as follows:

(1)ELECTION OF DIRECTORS:

/_/
   FOR all nominees listed below (except as marked to the contrary below)

/_/
   WITHHOLD AUTHORITY to vote for any nominee listed below

   Jack Rosen, Joseph Rosen, Israel Ingberman, Joseph M. Giglio, Bruce Slovin and Carl D. Glickman

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

         -------------------------------------
(2)In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.

                        (sign on reverse side)

   Please sign exactly as name appears below. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.


                                        Dated                        , 1995


					-----------------------------------
                                                  Signature

                                        -----------------------------------
                                            Signature if held jointly

                                        THIS PROXY IS BEING SOLICITED
                                        BY THE BOARD OF DIRECTORS OF
                                        CONTINENTAL HEALTH AFFILIATES,
                                        INC.  UNLESS OTHERWISE
                                        SPECIFIED, THIS PROXY WILL BE
                                        VOTED FOR THE ELECTION OF ALL
                                        SIX OF THE NOMINEES FOR
                                        ELECTION TO THE BOARD OF
                                        DIRECTORS LISTED ABOVE.